EXHIBIT 99.2

Media Contacts:

Nationwide Financial
Mark A. Mills
614-249-5759

Provident Mutual
Chuck Hall
610-407-1162

August 2, 2002

Registration Statement for Nationwide Financial’s Sponsored Demutualization of
Provident Mutual Declared Effective; Dates for Special Meetings Set

COLUMBUS, Oh./ BERWYN, Pa. —Nationwide Financial Services, Inc., (NYSE: NFS) today announced that the registration statement on Form S-4 for NFS’ sponsored demutualization of Provident Mutual Life Insurance Company (Provident) has been declared effective by the Securities and Exchange Commission. The registration statement includes the joint proxy statement/prospectus which is expected to be mailed to eligible members of Provident and NFS shareholders during the week of August 12. Provident and NFS also set dates for the companies to hold Special Meetings of their members and shareholders, respectively, seeking approval of the proposed transaction.

The joint proxy statement/prospectus includes the notice of a Special Meeting of members to be held at Provident’s offices in Berwyn, PA on September 24, 2002, at 9:00 a.m., Eastern time, to consider and vote on two proposals — one to adopt and approve the plan of conversion, the other to amend the articles of incorporation of Provident. Details of both proposals and the transaction are explained in the joint proxy statement/prospectus.

Provident has established a Sponsored Demutualization Information Center with toll-free number for eligible members. Information about this service along with answers to frequently asked questions will be provided in the August mailing.

The joint proxy statement/prospectus also includes the notice of a Special Meeting of shareholders of NFS to be held at One Nationwide Plaza, Columbus, Ohio, on September 13, 2002, at 3:00 p.m., Eastern time, for the purpose of voting on a proposal to approve the issuance of shares of Class A common stock of NFS to certain eligible members of Provident in connection with the proposed sponsored demutualization. Details of the proposal and the transaction are explained in the joint proxy statement/prospectus.

If approved by Provident’s members and NFS’ shareholders, and if all other conditions in the merger agreement relating to the proposed sponsored demutualization are satisfied, the transaction is expected to be completed on or about October 1, 2002.

The joint proxy statement/prospectus in definitive form filed with the Securities and Exchange Commission in connection with the transaction contains important information regarding the transaction and we urge members of Provident and shareholders of NFS to read it and any other relevant documents in their entirety. A free copy of the proxy statement/prospectus and other documents, including information about NFS’ directors and officers and their beneficial interests in the Class A common stock of NFS, is available at the Securities and Exchange Commission’s web site at http://www.sec.gov. You can obtain information about Provident on its web site, the address of which is www.providentmutual.com. In addition, documents filed by NFS with the Securities and Exchange Commission can be obtained by contacting NFS at the following address: Nationwide Financial, Investor Relations, One Nationwide Plaza, Columbus, OH 43215-2220.

Columbus-based Nationwide Financial Services, Inc. is the holding company for the retirement savings and income operations of Nationwide Mutual Insurance Company. NFS is a leading provider of annuities, life insurance, retirement plans, mutual funds, and other financial services to individuals and institutional clients. The major operating subsidiary of NFS is Nationwide Life Insurance Company, the country’s seventh-largest life insurer1.

Provident Mutual Life Insurance Company, based in Berwyn, PA, specializes in marketing asset accumulation, wealth preservation, life insurance, retirement and investment products to the affluent and business markets. Provident also has a substantial presence in Newark, DE, where its service and technology center is operated.

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[1]	Source – A.M. Best, based on December 31, 2001 assets.